   As filed with the Securities and Exchange Commission on January 21, 1999.
                                                  Registration No. 333-67401
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                            SECURITIES ACT OF 1933

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
            -------------------------------------------------------
            (Exact name of Registrant as specified on its Charter)

     Colorado                                               84-1012129
---------------------------------------------------------------------------
(State or other jurisdiction                                  IRS Employer
of incorporation or organization)                        Identification Number

                         6550 Gunpark Drive, Suite 200
                           Boulder, Colorado  80301
                                (303) 527-3230
                     -------------------------------------
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Clifford C. Thygesen
                      American Educational Products, Inc.
                         6550 Gunpark Drive, Suite 200
                           Boulder, Colorado  80301
                                (303) 527-3230
                    ---------------------------------------
          (Name, address, including zip code, and telephone number of agent for service of process)

                                  Copies to:
                           Clifford L. Neuman, Esq.
                             Nathan L. Stone, Esq.
                         Neuman, Drennen & Stone, LLC
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

         Approximate date of commencement of proposed sale to public:
               As soon as practicable after the effective date
                        of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===========================================================================

                        Calculation of Registration Fee


Title of Each                   Proposed      Proposed
Class of                         Maximum       Maximum
Securities         Amount       Offering      Aggregate       Amount of
to be               to be         Price       Offering      Registration
Registered       Registered   Per Share (1)   Price (1)          Fee
---------------- ----------   ------------- -------------   -------------

Common Stock
Purchase
Warrants:        75,757 (2)      $0.00          $0.00           $.00

Common Stock,
$.05 par value:  75,757 (3)    $10.00 (4)     $757,570         $229.57

Total                                         $757,570         $229.57


----------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Reflects 75,757 common stock purchase warrants that will be issued by us as a dividend to certain of our common stockholders of record on June 5, 1997. The warrants will be issued immediately after the effective date of this Registration Statement.

(3) Reflects 75,757 shares of common stock issuable upon exercise of the warrants.

(4)  Based upon the $10.00 per share exercise price of the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      American Educational Products, Inc.

         Item No. and Heading
              In Form S-3
        Registration Statement                  Location in Prospectus
        -----------------------                 ----------------------

1.    Forepart of the Registration            Forepart of Registration
      Statement and outside front             Statement and outside front
      cover of Prospectus                     cover page of Prospectus

2.    Inside front and back cover             Inside front and outside back
      pages of Prospectus                     cover pages of Prospectus

3.    Summary Information, Risk Factors       Risk Factors
      and Ratio of Earnings to Fixed
      Charges

4.    Use of Proceeds                         Use of Proceeds

5.    Determination of Offering Price         Determination of Offering Price

6.    Dilution                                Dilution

7.    Plan of Distribution                    Plan of Distribution

8.    Description of Securities to be         Description of Securities
      Registered

9.    Interest of Named Experts and           Legal Matters
      Counsel

10.   Material Changes                        Recent Developments

11.   Incorporation of Certain                Incorporation of Certain
      Information by Reference                Documents by Reference

12.   Disclosure of Commission Position       Indemnification
      on Indemnification for Securities
      Act Liabilities

                                  Prospectus


                      AMERICAN EDUCATIONAL PRODUCTS, INC.

                          --------------------------

                                    75,757
                        Common Stock Purchase Warrants

                                 75,757 Shares
                          $.05 par value Common Stock


The Warrant Dividend -
--------------------
* We are registering 75,757 warrants that will be issued as a dividend to our common stockholders of record on June 5, 1997 who sold their shares of our common stock during the period commencing on June 5, 1997 and
     ending December 5, 1997.   See "Plan of Distribution."

* The warrants will be issued immediately after the effective date of this Registration Statement.

* Each warrant is exercisable for three (3) years to purchase one (1) share of our common stock at an exercise price of $10.00 per share.

* The warrants are redeemable by us upon thirty (30) days notice at a redemption price of $.01 per warrant but only if the last sale price for our common stock exceeds $11.00 for twenty (20) consecutive trading days. See "Plan of Distribution."


The Common Stock Offering -
-------------------------
* This Prospectus also covers our offer and sale of 75,757 shares of $.05 par value common stock which are issuable upon the exercise of the warrants. See "Plan of Distribution."


Proceeds of the Offerings and Expenses -
--------------------------------------
* We will not receive any consideration in connection with the issuance of the warrants.

* We could receive up to $757,570 in gross proceeds if all 75,757 warrants are exercised.

* We will not receive any proceeds from the resale of the warrants and/or common stock.

* We have agreed to pay all of the expenses incurred in connection with the registration of the warrants and common sock, which are estimated to be $12,000.

               -------------------------------------------------
                    Nasdaq SmallCap Market Trading Symbols-
                          Common Stock   -   AMEP
                          Warrants   -       AMEPW
               -------------------------------------------------

              The Date of This Prospectus is January ____, 1999.


---------------------------------------------------------------------------
See "risk factors" beginning at page 6 for a description of certain matters that you should consider in evaluating an investment in our securities.
---------------------------------------------------------------------------


---------------------------------------------------------------------------
Neither the securities and exchange commission nor any state securities commission has approved or disapproved of the securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
---------------------------------------------------------------------------

                            Additional Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. This Prospectus is part of a Registration Statement we filed with the Commission.

     (a)  Registration Statement on Form S-3, SEC File No. 333-43717.

     (b)  Annual Report on Form 10-KSB for the fiscal year ended December 31,
          1997.

     (c) Proxy Statement for the Annual Meeting of Shareholders held on June 9, 1998.

     (d) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

You may request a copy of these filings at no charge by a written or oral request to Clifford C. Thygesen, President, American Educational Products, Inc., 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301 (303) 527-3230. In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.

You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement to this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement to this Prospectus is accurate as of any date other than the date on the front of those documents.

                          Forward-Looking Statements

This Prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are prospective. These statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from the information contained in the forward-looking statements. We cannot control many of those risks and uncertainties which include competitive pressures, changing economic conditions and other factors.


                           Capital Stock Information

All information with regard to our common stock contained in this Prospectus, including share and per share information, gives effect to a one-for-five (1-for-5) reverse stock split that occurred on April 22, 1997.

                      American Educational Products, Inc.

We manufacture, develop, market and distribute educational products to parents, teachers, principals, public and private schools, and school districts throughout the United States and in some selected international locations. Generally, our products can be classified as supplemental instructional aids, that is, products that present educational content in a format different than traditional textbooks. Specifically, we produce manipulative products that students can physically touch, examine and manipulate to gain additional understanding. Our operations are primarily conducted through our three (3) wholly-owned subsidiaries: Scott Resources, Inc. ("Scott Resources"); Hubbard Scientific, Inc. ("Hubbard Scientific"); and SL Distribution, Inc. which is doing business as "Summit Learning" ("Summit Learning"). Our executive offices are located at 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301. Our telephone number at that address is (303) 527-3230.


Scott Resources manufactures, develops and markets both proprietary and non-proprietary supplemental educational materials and instructional programs in the fields of science and mathematics at its principal manufacturing facility located at 401 Hickory Street, Fort Collins, Colorado 80524. Its telephone number at that address is (970) 484-7445.

Hubbard Scientific manufactures, develops and markets both proprietary and non-proprietary supplemental educational and instructional materials in the field of science. Hubbard Scientific maintains its principal manufacturing facility at 1120 Halbleib Road, Chippewa Falls, Wisconsin 54729. Effective April 17, 1998, Hubbard Scientific acquired all of the outstanding stock of Learning and Leisure, Inc., a New York corporation, and its wholly owned subsidiary, National Teaching Aids, Inc. ("NTA"). NTA develops, manufactures, and markets science products for the K-12 market. During April and May, 1998, the operations of NTA were relocated to Hubbard Scientific's facility in Chippewa Falls, Wisconsin.

Summit Learning, which we bought in August 1998, distributes supplemental educational products through the direct mailing of catalogs. Summit Learning's operations are conducted at its facilities in Fort Collins, Colorado.



                     Introduction to the Warrant Dividend

On June 2, 1997, we declared a warrant dividend payable to our common stockholders of record on June 5, 1997. After declaring the warrant dividend, we filed a registration statement on Form S-3, SEC File No. 333-35205, which was declared effective by the Commission on December 4, 1997. However, when we tried to distribute the warrant dividend, the Nasdaq Stock Market unilaterally declared an ex-dividend date of December 5, 1997 because they had failed to notify brokers of the earlier record date. The ex-dividend date is the date after which a sale of our common stock does not carry with it the seller's right to receive his proportionate share of the warrant dividend.
The ex-dividend date should have been June 5, 1997, and all of our stockholders of record on June 5, 1997 were entitled to receive their proportionate share of the warrant dividend. However, some of the record owners of our common stock on June 5, 1997 sold their shares common stock during the period commencing on June 5, 1997 and ending on December 5, 1997. As a result, these stockholders did not receive the warrant dividend they were entitled to receive by virtue of their ownership of our common stock on June 5, 1997. This Prospectus covers our offer and sale of 75,757 warrants that we will be issuing as a dividend to those common stockholders of record on June 5, 1997 who sold their shares of our common stock after June 5, 1997 and before December 5, 1997. We are also registering the offer and sale of 75,757 shares of common stock issuable by us upon the exercise of the 75,757 warrants we are issuing as a dividend.

                                 Risk Factors

You should consider carefully the following risk factors in addition to the other information contained in this prospectus:


Limited Liquidity And Capital Resources.
---------------------------------------
You should not rely on our current liquidity or the recent reduction in our accumulated deficit as an indicator of our future performance.

At September 30, 1998, we had working capital of $2,171,000 based upon current assets of $6,791,000 and current liabilities of $4,620,000. Of current liabilities, approximately $1,700,000 was the principal balance due and owing under a revolving line of credit. Although the line of credit has a scheduled maturity date of April 30, 2000, it also contains a demand provision under which the lender has the right to demand repayment of the entire balance at any time. Even though we do not expect to repay the entire debt within the next twelve months, we are required to classify the entire loan as a current liability. If the lender did demand repayment in full during the next twelve months, it would have a significant adverse impact on us. Furthermore, we experienced deficits during the years ended December 31, 1995 and December 31, 1996, which significantly decreased our liquidity and capital resources. We took actions during 1997 to mitigate the impact of the liquidity shortfall which resulted in a reduction in our accumulated deficit during fiscal 1997 and the first nine months of fiscal 1998. However, there are no guarantees that we can continue to reduce our accumulated deficit and/or further improve our liquidity.


Historical Lack of Operating Profits.
------------------------------------
You should not rely on our recent profits as an indication of future profitability.

For the year ended December 31, 1996, we reported a net loss of $1,095,000.
We also reported net losses for each of the two preceding years. For the year ended December 31, 1997, we reported net income of $514,000, and have reported net income for the first nine months of 1998 of $967,000. We attribute the improved results to an increased market demand for our products, to a reorganization that significantly reduced operating costs, and to the sale of an unprofitable division. Even with our recent improvements, there can be no assurance that we can continue our profitable performance.


Exercise Price of Warrants Arbitrarily Determined.
-------------------------------------------------
Standard valuation criteria were not used to determine the exercise price of the warrants.

We were responsible for setting the exercise price of the warrants. The exercise price bears no direct relationship to our assets, book value, net worth or operations. The exercise price of the warrants is $5.45 per share greater than our September 30, 1998 per share net tangible book value. See "Risk Factors - Risk of Substantial Dilution."


Risks Associated with Inability to Force Warrant Exercise.
---------------------------------------------------------
We cannot predict the number of warrants, if any, that will be exercised, or the proceeds that we will receive from the exercise of warrants.

Those stockholders who receive warrants as part of the warrant dividend are under no obligation to exercise the warrants, and can be expected to do so only if it is economically reasonable for them to do so. Typically, publicly traded warrants are not exercised unless exercise is forced, either by us calling them for redemption, or because they are scheduled to expire; and then they will be exercised only if the exercise price is less than the market price of our common stock underlying the warrants. Accordingly, there is no assurance that the warrants will be exercised during the period they are exercisable, or that we will receive any proceeds from the exercise of the warrants.


Unspecified Use of Proceeds.
---------------------------
We will have broad discretion to allocate any proceeds we receive from the exercise of warrants. We cannot guarantee that the monies received will improve our operations.

The monies that we may receive from the exercise of the warrants have been allocated generally to provide working capital for operations. As such, we will use funds as they are received for such purposes and in such proportions as we deem advisable. While we will apply the proceeds in a manner consistent with our fiduciary duty and in a manner consistent with our best interests, we cannot assure you that the monies received will result in any present or future improvement in our results of operations.


Intense Competition.
-------------------
We are in an extremely competitive industry that is dominated by several companies which have significantly greater financial, technical, and marketing resources than we have.

The industry in which we compete is characterized by intense competition, and extensive research and development efforts. New product developments, and enhancements of existing products, are expected to continue and we cannot assure you that discoveries by others will not render our products non-competitive. Sales of technology related products such as computers and other electronic products are growing at a faster rate than sales of manipulatives and videos. We do not manufacture technology related products and have no such products currently under development.

There are many companies, both public and private, that develop products for the same applications as we pursue. The products manufactured by these competitors range from textbooks to manipulatives and models. Many of these entities publish catalogs in addition to listing their products in dealer catalogs. Some of these companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than we have and represent substantial long-term competition for us. These companies may succeed in developing products that are more effective or less costly than any products that we may currently own or be developing in the future.

Additionally, during the last three years, there has been increasing competition from foreign manufacturers of educational products. These products are often priced less than our products. While we can provide our customers with better delivery schedules and more comprehensive teacher manuals, foreign competition may still have an adverse effect on us.


Risk of Inability to Integrate Recently Acquired Businesses.
-----------------------------------------------------------
We may not be able to integrate our recently acquired businesses in a manner that is beneficial to us, or that results in additional profits.

We believe that our ultimate success and profitability turns, in part, on our ability to expand our product base and strengthen our market position via acquisition. As a result, we actively seek acquisition opportunities that complement our existing business. By expanding our product base, we believe that we will be better able to more fully address the diverse and growing requirements of the education industry. To this end, we believe that the acquisitions of Summit Learning and NTA will allow us to provide a more complete and useful product offering within the educational industry. However, we cannot assure you that the integration of Summit Learning and/or NTA with our operations will be completed in a manner that is efficient, effective and timely enough to achieve the anticipated benefits of the acquisitions, or that the acquisitions will result in additional profits. Integrating the companies will require the timely, efficient and effective combination of management, sales and marketing and development and manufacturing teams that prior to the acquisitions operated in different geographic locations, under varying management philosophies. Integration of the companies also will require the combination of differing product lines, product development plans and marketing approaches. Additionally, the time-consuming task of integrating the companies may distract our attention from our day-to-day business operations.


Risk of Inability to Manage Growth.
----------------------------------
Our failure to manage growth properly could have a material adverse effect upon our business, financial condition and results of operations.

The educational products industry is a very fragmented industry. Thus, the ability to timely deliver a variety of educational products and to provide meaningful customer support for a diverse product offering is indispensable. For this reason, we have adopted a long term growth strategy to develop our product lines and strengthen our market position via acquisition. However, our ability to manage our growth, if any, will require us to continue to improve and expand our management, operational and financial systems and controls. Any measurable growth in business will result in additional demands on customer support, sales, marketing, administrative and technical resources and will place significant strain on our management, administrative, operation, financial and technical resources and increase demand upon our systems and controls. We cannot assure you that we will be able to successfully address these additional demands, or that our operating and financial control systems will be adequate to support our future operations and anticipated growth. See also "Risk Factors - Risk of Inability to Integrate Recently Acquired Businesses."


Risks Associated With Our Ability to Make Unspecified Acquisitions.
------------------------------------------------------------------
Additional acquisitions, if consummated, could adversely affect our operations.

In furtherance of our goal to implement and maintain a strategic plan of expansion of our product base through acquisitions we have sought, and may continue to seek, potential acquisitions of products, technologies and businesses in the education industry that could complement or expand our current product offering and business. In the event we identify additional appropriate acquisition candidates, we cannot assure you that we will be able to successfully negotiate, finance or integrate the acquired products, technologies or businesses. Furthermore, such an acquisition could cause a diversion of our time and resources. We cannot assure you that a given acquisition, when consummated, would not materially adversely affect our business and results of operations. See also "Risk Factors - Risk of Inability to Manage Growth."


Dependence Upon Key Personnel.
-----------------------------
Our success will depend on our ability to attract and retain key personnel.

Our future success is dependent on the continued service of our key technical, marketing, sales, and management personnel and on our ability to continue to attract, motivate, and retain highly qualified employees. Except for a one year agreement with our President, Mr. Thygesen, we currently do not have in place any employment agreements with our key employees. As a result, our key employees may voluntarily terminate their employment at any time. Competition for such employees is intense and the process of locating technical and management personnel with the combination of skills and attributes required to execute our strategy is often lengthy. Accordingly, the loss of the services of key personnel could have a material adverse effect upon our operations and our development efforts.


Inability to Adequately Protect Our Products.
--------------------------------------------
We may be unable to prevent the unauthorized use of our products or unauthorized disclosure of our proprietary information. Any unauthorized use or disclosure could have a material adverse effect on our business and operations.

We rely on copyrights and trademarks for protection of our products. Where registrations of trademarks have not been issued, we claim common law trademark rights to those names. Notwithstanding the foregoing, we cannot assure you that we will obtain additional registrations for any of our trademarks. We may be subject to opposition, cancellation or infringement proceedings based upon the use of those trademarks. If we lose the use of any one or more of our trademarks, it could have a material adverse effect upon our ability to profitably market our products.

We also rely on trade secret protection for our unpatented proprietary technology. However, trade secrets are difficult to protect. We cannot assure you that others will not independently develop substantially equivalent manipulatives and models or otherwise gain access to our trade secrets, that such trade secrets will not be disclosed or that we can effectively protect our rights to unpatented trade secrets. Despite our precautions, unauthorized parties may attempt to design, copy or obtain and use our products and other information we consider proprietary. We cannot assure you that the precautions we have taken will provide meaningful protection for our products or other proprietary information in the event of unauthorized use or disclosure of this information.


Potential Adverse Outcome of Pending Litigation.
-----------------------------------------------
Our failure to prevail in pending copyright and trademark infringement litigation may prevent us from selling the products involved and may require us to pay significant damages to the Plaintiff. Additionally, the cost of defending the action could be significant.

In August, 1998, we were named as Defendants in a civil action brought in the United States District Court for the Central District of California by Lakeshore Learning Materials. In this litigation, Lakeshore has asserted claims against us based upon alleged copyright and trademark infringement and common law unfair competition related to certain products developed by Hubbard Scientific. Based upon our preliminary investigation, we believe that the claims are without merit and we have engaged legal counsel to provide a vigorous defense in the action. We cannot assure you that we will be able to successfully defend the infringement claims made by Lakeshore. If Lakeshore prevails in this litigation, we may be permanently enjoined from selling the products involved and may be obligated to pay significant damages to the Plaintiff. Even if we are successful in our defense of this litigation, the cost of mounting a defense could be substantial and we may be required to devote a substantial amount of time to our defense of the action.


Potential Adverse Effects From Decreases in Educational Funding.
---------------------------------------------------------------
A material reduction in funding for public education would adversely effect our profitability.

The principal markets for our products are elementary, middle and secondary school systems. Most, if not all, of these potential customers rely upon federal and state funding in order to support their activities. The ability of these institutions to purchase our products is dependent upon continued support and funding for public education. A reduction or withdrawal of such support could result in a diminished demand for our products, which, in turn, would adversely effect our operations and profitability.


Management's Lack of Voting Influence.
-------------------------------------
Our officers and directors do not own a majority of our common stock and therefore cannot assure you that they will be able to implement our business plans and strategies.

All of our officers and directors as a group own only 50,551 shares of common stock, and vested options exercisable to acquire an additional 128,400 shares of common stock. Even giving effect to the exercise of their outstanding and vested options, as a group they would exercise voting control over only 15.8% of our outstanding shares of common stock following completion of this offering. As a result of this lack of voting influence as stockholders, we cannot assure you that our officers and directors will be able to implement our business plans and strategies. Further, it is possible that stockholders with greater voting influence could initiate actions which could be adverse to those plans or hostile to current management.


Risks Related to Limited Liquidity in Trading Markets of Our Securities.
-----------------------------------------------------------------------
The trading market for our securities is limited and sporadic.

Prior to this offering, our common stock and warrants have been thinly traded on the Nasdaq SmallCap Market under the symbols AMEP and AMEPW, respectively. While there currently exists a limited and sporadic public trading market for our securities, the prices are subject to high degrees of volatility and we cannot assure you that the market will improve in the future. Factors discussed in this Prospectus may have a significant impact on the market prices of our common stock and warrants. See "Description of Securities."


Nasdaq Maintenance Requirements; Possible Delisting From Nasdaq System.
-----------------------------------------------------------------------
If our securities are de-listed from Nasdaq, information about, and the liquidity of, our securities will be adversely affected.

The Commission has approved rules imposing more stringent criteria for the listing of securities on Nasdaq, including standards for maintenance of these listings. If we are unable to satisfy Nasdaq's maintenance criteria in the future, our securities could be de-listed, and trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. As a consequence of being de-listed from Nasdaq, you could find it more difficult to find relevant and timely information about us and to sell, or to get accurate quotations of, our securities.


Risks of Low-priced Stocks.
--------------------------
If our securities are de-listed from Nasdaq, it may be more difficult for you to sell your common stock and/or warrants.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than Five Dollars ($5.00) per share, subject to certain exceptions. These exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has:

     1. net tangible assets of at least Two Million Dollars ($2,000,000), if the issuer has been in continuous operation for three (3) years; or

     2. net tangible assets of at least Five Million Dollars ($5,000,000), if the issuer has been in continuous operation for less than three
          (3) years; or

     3. an average annual revenue of at least Six Million Dollars ($6,000,000), if the issuer has been in continuous operation for less than three (3) years.

Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with it.

If our securities are not quoted on Nasdaq, or we do not have Two Million Dollars ($2,000,000) in net tangible assets, trading in our securities would be covered by Rules 15g-1 through 15g-6 promulgated under the Exchange Act for non-Nasdaq and non-exchange listed securities. Under these rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive a purchaser's written agreement to the transaction. Securities are exempt from these rules if the market price of the common stock is at least Five Dollars ($5.00) per share.

Although our common stock and warrants will, as of the date of this Prospectus, be outside the definitional scope of a penny stock, as the market price of the common stock is in excess of Five Dollars ($5.00) per share, and our common stock and warrants are listed on Nasdaq, in the event the common stock and/or warrants were subsequently to become characterized as penny stocks, the market liquidity for our securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell our securities and adversely affect your ability to sell our securities in the secondary market.


Potential Adverse Effects of Future Sales.
-----------------------------------------
The market price of our securities could be adversely affected by sales of restricted securities.

Actual sales or the prospect of future sales of shares of our common stock under Rule 144 may have a depressive effect upon the price of, and market for, our common stock. As of September 30, 1998, 1,034,323 shares of our common stock were issued and outstanding. 330,391 of these shares are "restricted securities" and under certain circumstances may, in the future, be sold pursuant to a registration under the Securities Act or in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person who has beneficially owned restricted shares of common stock for at least one (1) year is entitled to sell, within any three-month (3-month) period, a number of shares that:

     1. does not exceed the greater of one percent (1%) of the total number of outstanding shares of the same class; or

     2. if the common stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four (4) calendar weeks immediately preceding the sale.

A person who presently is not and who has not been one of our affiliates for at least three (3) months immediately preceding a sale and who has beneficially owned the shares of common stock for at least one (1) year is entitled to sell these shares under Rule 144 without regard to any of the volume limitations described above. We may grant options to purchase an additional 9,600 shares of common stock pursuant to our incentive stock option plan. We have registered for sale all shares issuable upon exercise of the options granted pursuant to our incentive stock option plan. As a result, when the options are exercised, the shares issued will be free-trading, except for certain limitations imposed upon directors, officers and affiliates who exercise options granted under the plan. We cannot predict what effect, if any, that sales of shares of common stock, or the availability of these shares for sale, will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely effect prevailing prices for our common stock and could impair our ability to raise capital in the future through the sale of equity securities.


Potential Adverse Effects of Preferred Stock.
--------------------------------------------
We may authorize the issuance of our Preferred Stock without shareholder approval.

Our Articles of Incorporation, as amended, authorize the issuance of up to 50,000,000 shares of preferred stock. We can fix and determine the relative rights and preferences of preferred shares and may issue these shares, without further stockholder approval. As a result, we could authorize the issuance of a series of preferred stock which would:

     1.   grant to holders preferred rights to our assets upon liquidation;

     2. grant to holders the right to receive dividend coupons before dividends would be declared to common stockholders; and

     3. grant to holders the right to the redemption of those shares, together with a premium, prior to the redemption of common stock.

Common stockholders have no redemption rights. In addition, we could issue large blocks of voting stocks to fend against unwanted tender offers or hostile takeovers without further shareholder approval. See "Description of Securities."


Possible Dilution And Other Adverse Effects From Future Sales of Additional Shares.
---------------------------------------------------------------------------
The exercise of outstanding options and warrants and/or our ability to issue additional securities without shareholder approval could have substantial dilutive and other adverse effects on existing stockholders and investors in this Offering.

We have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. Future issuance of common stock could be at values substantially below the exercise price of the warrants, and therefore could represent further substantial dilution to you as an investor in this Offering. In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. We have outstanding options exercisable to purchase up to 171,250 shares of common stock at a weighted average exercise price of $5.57 per share, and outstanding warrants exercisable to purchase up to 926,765 shares of common stock at a weighted average exercise price of $9.94 per share. Holders of the options or warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to us than the exercise terms provided by such options or warrants. Exercise of these warrants and options could have a further dilutive effect on existing stockholders and you as an investor in this Offering. See "Description of Securities."


Risk of Substantial Dilution.
----------------------------
Upon exercising warrants, you may sustain an immediate substantial dilution of your exercise price per share of $10.00.

As of September 30, 1998, we had sold or issued 1,034,323 shares of common stock at an average cost per share of approximately $6.79, which is $3.21 per share less than the warrant exercise price. At September 30, 1998, we had a net tangible book value of $4,710,000 or $4.55 per share of common stock outstanding, based on 1,034,323 shares issued and outstanding. The $10.00 per share exercise price of the warrants is $5.45 per share greater than our $4.55 per share net tangible book value at September 30, 1998. As a result, in exercising warrants, you may sustain an immediate substantial dilution of your exercise price per share of $10.00.


Potential Adverse Effect of Warrant Redemption.
----------------------------------------------
Our redemption of the warrants could force you to exercise the warrants at a time when it may be disadvantageous for you to do so.

We have the right to redeem the warrants at a price of $0.01 per warrant upon 30 days' notice, mailed after the closing bid price of our common stock has equaled or exceeded $11.00 for a period of twenty (20) consecutive trading days. You may exercise the warrants until the close of the business day preceding the date fixed for redemption. Redemption of the warrants could:

     1. force you to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for you to do so;

     2. force you to sell the warrants at the then current market price when you might otherwise wish to hold the warrants; or

     3. force you to accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption. See "Description of Securities."


                                   Dilution

Our net tangible book value at September 30, 1998 was $4,710,000, or $4.55 per share, based upon 1,034,323 shares outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of common stock into our net tangible book value (total assets less total liabilities and intangible assets).

If any outstanding warrants are exercised, the number of common shares outstanding will increase and our net tangible book value will increase. The exercise of any warrants at a time when the exercise price is greater than our net tangible book value per share will increase the net tangible book value per share of shares held by our current shareholders and decrease the net tangible book value per share of the shares purchased pursuant to the warrant exercise. Dilution is the reduction of value of the purchaser's investment measured by the difference between the warrant exercise price and the net tangible book value per share after the Offering. The dilution per share will decrease with the exercise of each additional warrant because the proceeds from each exercise will increase our net tangible book value.

                                Use of Proceeds

If all of the 75,757 shares offered hereby are purchased upon exercise of the warrants, then we will receive gross proceeds of up to $757,570, from which we will pay the expenses which will be incurred in connection with the registration of the shares, which are estimated to be $12,000. You will not pay any of the expenses which are expected to be incurred in connection with the registration of the shares, but will pay all commissions, discounts and other compensation to any securities broker-dealers through whom you sell any of the shares.

We will utilize the net proceeds, if any, realized from the exercise of the warrants for working capital and for general corporate purposes, at our discretion. Actual expenditures, however, may vary substantially depending upon economic conditions and opportunities we are able to identify. Due to an inability to precisely forecast events, we are unable to predict the precise period for which this Offering will provide financing.


                        Determination of Offering Price

The offering price of the 75,757 shares offered pursuant to the exercise of the warrants is $10.00 per share. The exercise price per share was determined by us and bears no relationship to the market price of our common stock, the prevailing market conditions, our operating results in recent periods, our book value or other recognized criteria of value.

                             Plan of Distribution

On June 2, 1997, in response to a public investor accumulating approximately 30% of our total issued and outstanding shares, we declared a warrant dividend payable to our common stockholders of record on June 5, 1997. After we declared the warrant dividend, the Nasdaq Stock Market unilaterally declared an ex-dividend date of December 5, 1997 because they had failed to notify brokers of the June 5, 1997 record date. The ex-dividend date is the date after which a sale of our common stock does not carry with it the seller's right to receive his proportionate share of the warrant dividend. The ex-dividend date should have been June 5, 1997, and all of our stockholders of record on June 5, 1997 were entitled to receive their proportionate share of the warrant dividend. However, some of the record owners of our common stock on June 5, 1997 sold their shares common stock during the period commencing on June 5, 1997 and ending on December 5, 1997. As a result, these stockholders did not receive the warrant dividend they were entitled to receive by virtue of their ownership of our common stock on June 5, 1997.


We have agreed to issue additional warrants as a dividend to those shareholders of record on June 5, 1997 who sold their shares of our common stock during the period commencing on June 5, 1997 and ending December 5, 1997. The warrants will be issued immediately after the effective date of this Registration Statement. The warrants entitle the holders to purchase up to 75,757 shares of common stock at an exercise price of $10.00 per share.


The shares of common stock to be issued upon exercise of the warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are offering the warrants and the shares of common stock underlying the warrants. No underwriter or placement agent will be involved and no commissions or similar compensation will be paid to any person. You may resell the warrants and/or shares of common stock from time to time in transactions (which may include block transactions)on the Nasdaq SmallCap Market, in negotiated transactions, or through other methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. You may sell the warrants and/or common stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discount, concessions or commissions from you and/or the purchasers of the warrants and/or shares of common stock.

You and any broker-dealers that act as a principal in connection with the sale of the warrants and/or shares of common stock may be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the warrants and/or shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act. You may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the warrants and/or shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We will not receive any proceeds from the issuance of the warrant dividend or from the sales of warrants or shares of common stock by you. Transactions involving the warrants and/or shares of common stock or even the potential of such sales, may have an adverse effect on the market price of the warrants and/or our common stock.

We have agreed to pay all expenses incurred in connection with the registration of the securities we are offering. You will be responsible to pay any and all commissions, discounts and other payments to broker-dealers incurred in connection with your sale of the warrants and/or common stock.


                                Indemnification

Our By-Laws provide for the indemnification of Officers and Directors to the maximum extent allowable under Colorado law. Insofar as the indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, Officers or persons controlling us pursuant to such provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                           Description of Securities

We are authorized to issue up to 100,000,000 shares of common stock, $.05 par value per share, and 50,000,000 shares of preferred stock, $.01 par value per share.

The warrants and shares of common stock covered by this Prospectus will be fully paid and nonassessable.


Common Stock
------------
Each holder of our common stock is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than 50% of our common stock could, if they chose to do so, elect all of the directors.


The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences which may be granted to holders of preferred stock, each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as we may declare. Upon our liquidation, dissolution or winding up, subject to prior liquidation or other preference rights of holders of preferred stock, if any, the holders of common stock are entitled to receive pro rata those assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.


Preferred Shares
----------------
Our Articles of Incorporation authorize issuance of a maximum of 50,000,000 preferred shares. Our Articles of Incorporation vest us with authority to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and our Articles of Incorporation in respect of, among other things:

     1. the number of preferred shares to constitute such series, and the distinctive designations thereof;

     2. the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

     3. whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

     4. the liquidation preferences payable on preferred shares in the event of involuntary or voluntary liquidation;

     5. sinking fund or other provisions, if any, for redemption or purchase of preferred shares;

     6. the terms and conditions by which preferred shares may be converted, if the preferred shares of any series are issued with the privilege of conversion; and

     7.   voting rights, if any.

In the event of a proposed merger, tender offer, proxy contest or other attempt to gain control of American Educational Products, Inc. which we have not approved, it would be possible for us, subject to any limitations imposed by applicable law, our Articles of Incorporation, the terms and conditions of any outstanding class or series of preferred shares and the applicable rules of any securities exchanges upon which our securities are at any time listed or of other markets on which our securities are at any time listed, to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. The issuance of preferred stock may have an adverse effect on the rights (including voting rights) of holders of common stock.


Warrants
--------
We are authorized to issue up to 992,055 warrants, including the issuance of the warrants that will be issued to you after the effectiveness of the Registration Statement. The warrants covered by this Prospectus entitle the holders thereof to purchase 75,757 shares of common stock at an exercise price of $10.00 per share. The warrants are exercisable for a period beginning the effective date of the Registration Statement and ending three (3) years from the date of such effectiveness. In the event the warrants are not exercised within such three-year period, all unexercised warrants will expire and be void and of no further force or effect. The warrant exercise period may be extended by us upon thirty (30) days' notice to our shareholders. The warrants will expire, become void and be of no further force or effect upon conclusion of the applicable exercise period, or any extension thereof.

The warrants will be governed by the terms of a Warrant Agreement between us and Corporate Stock Transfer, Inc., as Warrant Agent. The warrants are redeemable upon 30 days notice, at our option, at a redemption price of $.01 per warrant, if the last sale price for our common stock exceeds 110% of the then current warrant exercise price for 20 consecutive trading days. The exercise price, number and kind of common shares to be received upon exercise of the warrants are subject to adjustment on the occurrence of certain events, such as stock splits, stock dividends or recapitalization. In the event of our liquidation, dissolution or winding up, the holders of the warrants will not be entitled to participate in the distribution of our assets. Additionally, holders of the warrants have no voting, pre-emptive, liquidation or other rights of shareholders, and no dividends will be declared on the warrants or the shares underlying the warrants.

The warrants will be issued to you as part of a dividend to our common shareholders, and upon issuance will be freely tradeable. Prior to this Offering, our warrants have been thinly traded on the Nasdaq SmallCap Market. Continuation of low volume trading may adversely affect the liquidity of large holdings and may contribute to high volatility of the price of our warrants. Additionally, we cannot assure you that a public trading market for the warrants will continue.

                                 Legal Matters

The law firm of Neuman, Drennen & Stone, LLC, Temple-Bowron House, Boulder, Colorado will issue an opinion regarding the legality of the warrants. We will pay the firm of Neuman, Drennen & Stone, LLC a fee, estimated to be $6,000. Clifford L. Neuman, a member of the firm, has been a member of our Board of Directors since November 1990, and our Audit Committee since April, 1991, and also owns 13,800 shares of our common stock, warrants to purchase an additional 13,000 shares of common stock and options exercisable to purchase an additional 16,200 shares of common stock.


                                    Experts

Our consolidated financial statements as of December 31, 1997, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement and Prospectus in reliance upon the report of HEIN + ASSOCIATES LLP, Independent Certified Public Accountants, incorporated by reference and upon the authority of said firm as experts in accounting and auditing.

-----------------------------------     -----------------------------------


You should rely only on the
information incorporated by  .                 AMERICAN EDUCATIONAL
reference or provided in this                     PRODUCTS, INC.
Prospectus.  We have not
authorized anyone to provide you
with different information.  We
are not making an offer of these                      75,757
securities in any state where                 Common Stock Purchase
the offer would not be permitted.                    Warrants
You should not assume that the
information contained in this                      75,757 Shares
Prospectus is accurate as of any
date other than the date on the
front of this document or the
date of documents incorporated
by reference.



     Table of Contents

                          Page
                          ----
Available Information. . . . 2
American Educational
 Products, Inc.. . . . . . . 4
Risk Factors . . . . . . . . 6            ------------------------------
Dilution . . . . . . . . . .13                      Prospectus
Use of Proceeds. . . . . . .14            ------------------------------
Determination of Offering
Price. . . . . . . . . . . .14
Plan of Distribution . . . .15
Indemnification. . . . . . .16
Description of Securities. .17
Legal Matters. . . . . . . .18
Experts. . . . . . . . . . .18                 _______________, 1998



---------------------------------------------------------------------------

                                    Part II

                    Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

          The estimated expenses of the offering, all of which are to be borne by us, are as follows:

                    SEC Filing Fee                     $   229.57
                    Printing Expenses*                     600.00
                    Accounting Fees and Expenses*        2,000.00
                    Legal Fees and Expenses*             6,000.00
                    Blue Sky Fees and Expenses*          1,000.00
                    Registrar and Transfer Agent Fee*    1,000.00
                    Miscellaneous*                       1,170.43
                                                       ----------

                    Total*                             $12,000.00

--------------------------
*  Estimated

Item 15.  Indemnification of Directors and Officers.
          -----------------------------------------

          The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

          a. Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide for the indemnification of a corporation's officers and directors under certain circumstances.

                                 *     *     *

           b. Article XII of Registrant's Articles of Incorporation provide that the corporation may indemnify each director, officer, and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the extent permitted by the law as recited above in subparagraph (a).

          c. Article XII of Registrant's Articles of Incorporation provides, in part:

          "e. To the maximum extent permitted by law or by public policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director."

          d. We currently pay for and maintain an insurance policy in the amount of $1,000,000 that covers directors' and officers' liability.


Item 16.  Exhibits.
          --------

          a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation SB:

Exhibit No.    Title
-----------    -----
*     4.1       Form of Warrant Agreement (including form of warrant
               certificate)

     5.1       Opinion of Neuman, Drennen & Stone, LLC

     24.1      Consent of Hein + Associates, LLP

     24.2      Consent of Neuman, Drennen & Stone, LLC

--------------------------------
* Previously filed


Item 17.  Undertakings.
          ------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


               a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. To provide, upon effectiveness, certificates in such denominations and registered in such names as are required to permit prompt delivery to each purchaser.

          The undersigned registrant hereby undertakes to deliver or to cause to be delivered with the Prospectus to each person to whom the prospectus is sent or given the latest annual report to securityholders that is incorporated by reference in the Prospectus and furnish pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                  Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Pre-Effective Amendment No. 2 to Form S-3 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Boulder, State of Colorado on the 21st of January, 1999.

                              AMERICAN EDUCATIONAL PRODUCTS, INC.,
                              a Colorado corporation


                              By:  /s/ Clifford C. Thygesen
                                   ----------------------------------------
                                   Clifford C. Thygesen, President


Pursuant to the requirements of the Securities Exchange Act of 1933, this Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities with American Educational Products, Inc. and on the dates indicated.

Signature                                   Title                  Date
---------                                   -----                  ----

/s/ Robert A. Scott                Chairman of the Board,        01/21/99
----------------------------         Director, Secretary
Robert A. Scott


/s/ Clifford C. Thygesen          President, CEO, Director       01/21/99
----------------------------
Clifford C. Thygesen


/s/ Frank L. Jennings             Chief Financial Officer,       01/21/99
----------------------------         Assistant Secretary
Frank L. Jennings


/s/ Steven B. Lapin                       Director               01/21/99
----------------------------
Steven B. Lapin


/s/ Stephen G. Calandrella                Director               01/21/99
----------------------------
Stephen G. Calandrella


/s/ Wayne R. Kirschling                   Director               01/21/99
----------------------------
Wayne R. Kirschling


/s/ Richard J. Ciurczak                   Director               01/21/99
----------------------------
Richard J. Ciurczak


/s/ Clifford L. Neuman                    Director               01/21/99
----------------------------
Clifford L. Neuman